UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    July 22, 2005

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

40 Landsdowne Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617)  679-7000
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    1.01    Entry into a Material Definitive Agreement.

On July 22, 2005, the Company entered into an agreement with Schering Corporation to amend the Collaboration Agreement between Schering-Plough Ltd, Schering Corporation and the Company dated April 10, 1995, as amended and to restructure the companies’ collaboration for the cardiovascular drug INTEGRILIN® (eptifibatide) Injection.

Under the restructured relationship, Schering will obtain exclusive U.S. development and commercialization rights and will pay to the Company $35.5 million in a non-refundable upfront payment.

The Company will also receive royalties on INTEGRILIN U.S. product sales from Schering for so long as Schering is engaged in the commercialization and sale of an INTEGRILIN product in the United States. In 2006 and 2007, minimum royalty payments for each year are set at $85 million, subject to adjustment in certain circumstances. In addition, Schering will pay to the Company approximately $45 million to $50 million, subject to adjustment at closing, for the purchase of existing INTEGRILIN inventory and will assume development obligations relating to the product. The agreement provides that the Company will continue to manage the supply chain for INTEGRILIN at the expense of Schering for products sold in the Schering territories.

The transaction is subject to federal anti trust review under the Hart-Scott-Rodino Act and is expected to become effective September 1, 2005.

Item    7.01    Regulation FD Disclosure.

On Friday, July 22, 2005 at 4:30 p.m. EDT, the Company will hold a conference call during which it will provide additional details about the transaction described in Item 1.01 above and update certain earnings guidance previously provided by the Company to give effect to the transaction. The conference call will be webcast live and can be accessed by visiting the Investors section of the Company’s website, http://www.millennium.com. Following the webcast, an archived version of the call will be available at the same address until 11:59 p.m. EDT on August 21, 2005. A copy of the script for the conference call is attached to this Current Report on Form 8-K as Exhibit 99.1.

During the conference call, the Company will discuss non-GAAP financial measures. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to other measures of the Company’s financial position prepared in accordance with generally accepted accounting principles (GAAP).

Specifically, the Company will discuss its expected non-GAAP net loss and non-GAAP profitability for future fiscal periods. Other than known amortization expenses of approximately $34.0 million in each of 2005 and 2006 and the remaining costs associated with the Company’s 2003 restructuring effort of between $5.0 million and $20.0 million in 2005, the Company is unable to provide a quantitative reconciliation of forward-looking non-GAAP financial measures because the items that would be excluded are difficult to predict and estimate and are primarily dependent on future events.

The Company’s management uses these non-GAAP financial measures to gain a better understanding of the Company’s core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts or to those of the Company’s competitors. These measures are also used by the Company’s management in their financial and operating decision-making and for compensation purposes.

These non-GAAP measures exclude certain non-operational and restructuring charges, non-cash charges and specified other charges that are included in the most directly comparable GAAP measures. The Company excludes these items because it believes they are outside of the Company’s normal operations and, in certain cases, are difficult to forecast accurately for future periods. Specifically, the non-GAAP measures used by the Company exclude:

•	Costs associated with the Company’s restructuring effort, such as reducing overhead, resulting from the transaction described in Item 1.01 above. The Company believes that the costs related to these restructuring activities are not indicative of the Company’s normal operating costs.

•	Costs associated with the Company’s 2003 restructuring effort, such as reducing overhead and consolidating facilities. The Company believes that the costs related to these restructuring activities are not indicative of the Company’s normal operating costs.

•	Expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of two to 11 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•	Costs associated with the Company’s debt financing activities such as amortization on capitalized professional and banking fees and charges related to the fair value of the put premiums the Company has placed on its convertible notes because the Company considers these costs to be nonoperational and nonrecurring and therefore not necessarily indicative of the Company’s future financial commitments.

•	Expense associated with stock based compensation because the Company believes that available valuation methodologies and assumptions related to employee stock options may result in estimates of option values that are misleading in the comparison of the Company’s financial results to previous periods or to those of the Company’s competitors and do not provide meaningful insight into the Company’s ongoing operations.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item    9.01    Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Script for Conference Call to be held Friday, July 22, 2005 at 4:30 p.m. EDT

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC. (Registrant)
Date: July 22, 2005	By	/s/ MARSHA H. FANUCCI

Marsha H. Fanucci
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Script for Conference Call to be held Friday, July 22, 2005 at 4:30 p.m. EDT